Exhibit 10.4

LEASE AGREEMENT

This Agreement is made on 9/23, 2004, between G-C-T CORPORATION, a New Jersey corporation, with offices c/o Cronheim Management Services, Inc., 205 Main Street, P.O. Box 268, Chatham NJ 07928, as LANDLORD, and LIONVILLE LABORATORIES, INC., a Delaware corporation, with offices at 208 Welsh Pool Road, Lionville, Uwchlan Township, Pennsylvania 19353, as TENANT.

WITNESSETH THAT the Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the premises located at and commonly known as 208 Welsh Pool Road, Lionville, Uwchlan Township, Chester County, Pennsylvania, together with all improvements, equipment, fixtures, and appliances owned or controlled by Landlord and located or to be erected or installed by Landlord thereon; and all rights, alleys, rights-of-way, easements, appurtenances thereunto belonging or in anywise appertaining; and all rights of Landlord in and to any public or private thorofares abutting the above described premises, all being hereafter referred to as the “demised premises”;

for a TERM of TWO (2) YEARS, COMMENCING on JANUARY 1, 2005 and ENDING on DECEMBER 31, 2006, to be used and occupied for no other purpose than as offices, light manufacturing, warehouse and laboratory;

UPON THE FOLLOWING CONDITIONS AND COVENANTS:

1:             PAYMENT OF RENT:  The Tenant covenants and agrees to pay to the Landlord, as rent for and during the term hereof, according to the following schedule:

Lease Year	Rent/Year	Rent/Month
1	$241,020.00	$20,085.00
2	$248,250.60	$20,687.55

It is the purpose and intent of the Landlord and Tenant that the net rent shall be net to the Landlord, so that this lease shall yield, net, to the Landlord, the net rent specified herein in each ear of the lease. Rent is payable monthly, in advance, on the first day of each month, to:

G-C-T Corporation

c/o Cronheim Management Services, Inc.

P.O. Box 268

Chatham, New Jersey 07928

2:             ADDITIONAL RENT BASED UPON LATE PAYMENT:  If Tenant defaults for more than ten (10) days in the payment of any monthly installment of fixed annual rent or additional rent or any of the sums required of Tenant under the Lease or if Tenant, within ten (10) days after demand from Landlord, fails to reimburse Landlord for any expenses incurred by Landlord and payable by Tenant pursuant to the Lease, then Tenant shall pay Landlord, as additional rent, a late charge of 5% of the rent or expense.

3:             INTENTIONALLY OMITTED.

4:             REAL ESTATE TAXES:

(a)           Tenant shall further pay, at its own cost and expense, all taxes and assessments sewer rents and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof, which shall or may during the term be charged, laid, levied, assessed, imposed, become due and payable, or liens upon, or which may arise in connection with the use, occupancy or possession of the demised premises or any appurtenances or equipment thereon or therein or any part thereof, or the sidewalks or streets in front of or adjoining the demised premises and all taxes charged, laid, levied, assessed or imposed in lieu of or in addition to the foregoing under or by virtue of all present or future laws, ordinances, requirements, orders, directions, rules or regulations of the Federal, state, county and municipal governments and of all other governmental authorities whatsoever. If at any time during the term of this lease Landlord shall make written demand, Tenant shall produce and exhibit to the Landlord satisfactory evidence of payment by Tenant of any such tax assessment, water rent, rate or charge, sewer charge or other governmental imposition or charge, and said proof or payment must be delivered to the Landlord not later than twenty (20) days after Landlord’s written demand therefor. Except as set forth in section (b) of this article, payments of all aforesaid charges shall be timely made by the Tenant in order to avoid the assessments of interest, penalties, and other costs.

With respect to assessments that may be paid in installments, at the option of the payer, Tenant may make payments in installments rather than in a lump sum. Tenant will be obligated to pay only the installments due during the term of the lease, including any extensions thereof.

(b)           Tenant shall have the right to contest or review by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct at its own expense, free of any expense to the Landlord and, if necessary, in the name of Landlord), any tax, assessment, water rent, rate or charge, sewer rent, or other governmental imposition or charge aforementioned. Tenant may defer payment of a contested item upon condition that, before instituting any such proceedings, Tenant shall furnish to Landlord or to any first Mortgagee Landlord may designate, a surety company bond, a cash deposit, or other security satisfactory to Landlord and such mortgagee, sufficient to cover the amount of the contested item or items, with interest and penalties, for the period which such proceedings may be expected to take, securing payment of such contested items, interest and penalties, and all costs in connection therewith. Notwithstanding the furnishing of any such bond or security other than a cash deposit, Tenant shall promptly pay such contested item or items if at any time the demised premises or any part thereof shall be in imminent danger of being sold, by an entity other than the Landlord, its successors or assigns, forfeited, or otherwise lost, or Landlord shall be subjected to criminal liability for such non-payment. If, however, Tenant shall have made a cash deposit, in any such event Landlord or such mortgagee, as the case may be, may pay such contested item or items out of such deposit. When any such contested item or items shall have been paid or canceled, any balance of any such cash deposit not so applied shall be repaid to Tenant without interest. The legal proceedings herein referred to shall include appropriate proceedings to contest and review tax assessments and appeals from any judgments, decrees or orders. If there shall be any refund with respect to any contested items based on a payment by Tenant, Tenant shall be entitled to the same.

(c)           Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon or that is or may be payable by Landlord, its successors or assigns; provided, however, that in any case where a tax may be levied, assessed or imposed upon the income arising from the rent hereunder for the use and occupancy of the demised premises in lieu of or as a substitute, in whole or in part, for a real estate tax upon the demised premises and where such tax is a result of a shift of the incidence of taxation now and ordinarily imposed on realty, Tenant shall pay the same.

(d)           All taxes, charges, costs, and expenses which Tenant assumes or agrees to pay under any provisions of this lease, together with all interest and penalties that may accrue thereon in the event of Tenant’s failure to pay the same as herein provided, and any and all other sums which may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this lease on Tenant’s part to be performed, and each or any of them, shall be deemed to be additional rent and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided in the case of non-payment of rent.

5:             PROPERTY INSURANCE:

(a)           In addition to the rental paid by the Tenant as set forth herein, Tenant, at its own cost and expense, shall pay for the property insurance on all buildings and on, in, or appurtenant to the demised premises at the commencement of the term and thereafter erected thereon or therein, including all alterations, rebuildings, replacements, changes, additions and improvements insured against loss or damage by fire, with all standard extended coverage as may be usually required by any first mortgagee (and against loss or damage due to war, terrorism or nuclear action if such insurance shall be available and required by any first mortgagee), in an amount sufficient to prevent Landlord and Tenant from becoming co-insurers under provisions of applicable policies of insurance but in any event in an amount not less than the full insurable value thereof (replacement value and in no event less than Two million, one hundred thousand ($2,100,000.00) Dollars.

(b)           It is understood and agreed that in addition to the rental to be paid by the Tenant as set fort herein, the Tenant shall pay and maintain the cost of comprehensive general liability insurance. Said insurance shall be in the amount of $1,000,000.00 in respect of personal injury o death to any one person, and not less than $3,000,000.00 in respect of any one occurrence and not less than $150,000.00 for property damage. These coverage amounts may be increased from time to time at the sole discretion of the Landlord in order to afford reasonable protection to both Landlord and Tenant.

(c)           During the term, Tenant, at its own cost and expense, shall provide and keep in force rent insurance in amount not less than the annual net rent plus the estimated annual taxes, water charges, sewer rents and installments of assessments and the annual premiums for the insurance required by this Article 5. Said insurance will cover Landlord’s loss of rent due to the occurrence of a property loss, as set forth in Article 5 (a).

(d)           All insurance provided by Tenant as required by this Article 5 shall be carried in favor of the Landlord and Tenant, as their respective interest may appear and Landlord and Landlord’s mortgagee, if any, shall be an additional named insured. Tenant may carry the insurance required by this lease under a blanket policy as long as the insurable interests of both Landlord and Tenant under this lease are clearly defined and stated. Insurance shall be taken in such responsible companies, licensed to do business in the Commonwealth of Pennsylvania as Landlord shall approve, which approval shall not be arbitrarily or unreasonably withheld, provided the insurance company has a Best rating of “A” or better; and certificates of the policies therefore shall at all times be held by Landlord, or, when appropriate, by the holder of any such mortgages, in which case copies of the policies or certificates of such insurance shall be delivered by Tenant to Landlord. All such policies shall be non-assessable and shall require not less than thirty (30) days notice by registered or certified mail to Landlord of any cancellation thereof or change affecting Landlord’s coverage thereunder.

(e)           Wherever herein required, Tenant shall procure policies for all such insurance for periods of not less than one year and shall deliver to Landlord such policies or certificates thereof with evidence of the payment of premiums thereon, and shall procure renewals thereof from time to time before the expiration thereof so that there is no lapse in coverage.

(f)            Tenant shall not violate or permit to be violated any of the conditions or provisions of any such policy, and Tenant shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing satisfactory to Landlord or any mortgagee designated by Landlord, shall be willing to write and/or continue with such insurance.

(g)           Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss, and Tenant shall execute and . deliver to Landlord such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance moneys.

6:             FIRE AND OTHER CASUALTY:

(a)           In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If the premises shall be partially damaged by fire, the elements or other casualty, and the cost to repair said damages is $25,000 or less, then Tenant shall be responsible for making repairs directly. Except as provided in the next sentence, if the cost to repair such partial damage is more than $25,000, then the Landlord shall repair the same as speedily as practicable, but in neither case shall the Tenant’s obligation to pay the rent hereunder cease. If Landlord and Tenant agree that the premises are so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if the premises be totally destroyed or so extensively and substantially damaged that the building cannot be restored to tenantable condition within 180 days from the date of damage, or if Landlord has not restored the building to tenantable condition within such 180-day period, then either party may cancel this lease; then the rent shall be paid up to the time of such destruction and then and from thenceforth this lease shall come to an end. If the Tenant shall have been insured against any of the risks herein covered, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord’s costs and expenses to make the repairs hereunder, and such insurance carriers shall have no recourse against the Landlord for reimbursement. Any disputes regarding these repair and restoration provisions will be settled by arbitration, in accordance with Article 38.

(b)           In the event of loss, the proceeds of the policies shall be dealt with as follows:

i)              In the event that there shall be a first mortgage on the premises, the loss, if any, shall be adjusted with the insurance companies and all insurance proceeds recovered by the mortgagee on account of damage or destruction to the premises (and all proceeds of any condemnation award recovered by the mortgagee for any building or equipment taken or damaged), less the cost, if any, to the mortgagee of such recovery, shall, based upon the written instruction of the Landlord, be applied by the mortgagee to the payment of the cost of repairing, restoring or rebuilding the property so damaged or destroyed (or taken), hereinafter referred to as the “work,” and shall be paid out in accordance with paragraph (iii) below. The restored building will be of like character and quality and of value at least equal to the original building existing prior to the occurrence of the destruction. Landlord represents and covenants that any existing mortgages or future mortgages have or will have an express provision allowing, at the option of the Landlord, the use of insurance proceeds for rebuilding and restoration of the demised premises.

ii)             In the event that there shall not be a mortgage on the premises, the loss, if any, under any policies provided for in Article 5 shall be adjusted with the insurance companies:

A)           By Tenant in case of any particular casualty resulting in damage or destruction not exceeding Twenty-Five Thousand Dollars ($25,000.00) in the aggregate; or

B)            By Landlord and Tenant, in the case of any such particular casualty resulting in damage or destruction exceeding Twenty-Five Thousand Dollars ($25,000.00) in the aggregate.

iii)            Subject to the rights of the holder of any mortgage to which this lease is or shall be subject and subordinate, the proceeds of any such insurance, as so adjusted, shall be payable as follows:

A)           With respect to any loss not exceeding Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, such loss shall be paid to Tenant, who shall hold the proceeds in trust for the purpose of paying the costs of repair and restoration; and

B)            With respect to losses exceeding Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, the loss shall be paid to Landlord or, if Tenant shall so request, to a commercial bank or trust company selected by Tenant having a banking office in New Jersey, having a capital of not less than One hundred Million Dollars ($100,000,000.00), and supervised by the Comptroller of Currency of the United States or the Banking Department of the State of New Jersey (such bank or trust company being hereinafter called the “Insurance Trustee”). All insurance proceeds, less any cost of recovery, shall be held by the recipient (whether Landlord or the Insurance Trustee, as the case may be) and shall be applied by such recipient to pay the costs of repair and restoration.

(c)           Increase of Insurance Rates: If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements on the leased premises, in an amount and in the form and in insurance companies reasonably acceptable to the Landlord, the Landlord may, if the Landlord so elects at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant fifteen days notice in writing of the Landlord’s intention so to do, and upon the giving of such notice, this lease and the term thereof shall terminate.

7:             UTILITIES:  In addition to the rent to be paid by Tenant as set forth in this lease, Tenant shall pay for all utilities consumed by it, including but not limited to water rents, electric, gas or other heating fuel, sewer rents, sprinkler supervisory and maintenance charges,

8:             PREMISES “AS IS”:  At the commencement of the term, Tenant shall accept the demised premises and any equipment on or in the demised premises in their then existing condition and state of repair and Tenant covenants, except to the extent specifically elsewhere provided, that no representations, statements or warranties, expressed or implied, have been made by or on behalf of Landlord in respect thereof, in respect of their condition or the use or occupancy that may be made thereof, and that the Landlord shall in no event whatsoever be liable for any latent defects therein, except for guarantees or warranties expressly stated in separate warranty agreements, if same are available to Landlord.

9:             COMPLIANCE WITH LAWS, ETC.: The Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions, applicable to and affecting the said premises, their use and occupancy, for the correction, prevention and abatement of nuisances, violations or other grievances in, upon or connected with the said premises, during the term hereof; and shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said premises and its contents, for the prevention of fire or other casualty, damage or injury, at the Tenant’s own cost and expense.

10:           ASSIGNMENT:  The Tenant shall not assign, mortgage or hypothecate this lease, nor sublet or sublease the premises or any part thereof; nor occupy or use the leased premises or any part thereof without the approval of Landlord, which shall not be unreasonably withheld; nor permit or suffer the same to be occupied or used for any purposes other than as herein limited, nor for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty. Assignment will be permitted to a subsidiary, or successor corporation by merger.

11:           ALTERATIONS AND IMPROVEMENTS:  No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures shall be installed in or attached to the leased premises, without the written consent of the Landlord, which shall not be unreasonably withheld provided, however, that Tenant may make interior non-structural alterations or improvements to the premises without the written consent of the Landlord. Unless otherwise provided herein, except for Tenant’s trade fixtures and equipment, all such alterations, additions or improvements and systems, when made, installed in or attached to the said premises, shall belong to and come s e property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or sooner termination of this lease, without hindrance, molestation or injury.

12:           INTENTIONALLY OMITTED.

13:           INSPECTION AND REPAIR:  The Tenant agrees that the Landlord and the Landlord’s agents, employees or other representatives, shall have the right to enter into and upon the said premises or any part thereof, at all reasonable hours, upon reasonable notice to Tenant, except in the case of an emergency, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

This is to include the running of piping, wiring, etc., which the Landlord in its sole judgment may find necessary for the building of which the demised premises are a part.

This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs. Entry shall be preceded by reasonable prior oral or written notice, except in case of emergency, and Landlord, its agents, employees, and/or representatives shall exercise due care an not interfere with the operation of Tenant’s business to the extent reasonably possible.

14:           RIGHT TO EXHIBIT:  The Tenant agrees to permit the Landlord’s agents, employees, or other representatives to show the premises to persons wishing to rent or purchase the same, and Tenant agrees that on and after 180 days next preceding the expiration of the term or option period exercised by Tenant hereof, the Landlord or the Landlord’s agents, employees or other representatives shall have the right to place notices on the front of said premises or any part thereof, offering the premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

15:           SIGNS:  The Tenant shall not place nor allow to be placed any signs of any kind whatsoever upon, in or about the said premises or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the Landlord in writing. In case the Landlord or the Landlord’s agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said premises or any part thereof, they may be so removed, but shall be replaced at the Landlord’s expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

16:           NON-LIABILITY OF LANDLORD:  The Landlord, except where caused by the negligence or intentional conduct of the Landlord, its agents, employees or contractors, shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence, or improper conduct on the part of any other Tenant or this or any other Tenant’s agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the landlord, of any services to be furnished or supplied by the Landlord.

17:           MORTGAGE PRIORITY:  This lease shall not be a lien against the said premises in respect to any mortgages that may hereafter be placed upon said premises.

The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this leases, irrespective of the date of recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments shall entitle the Landlord to the option of canceling this lease, and the term hereof is hereby expressly limited accordingly. Landlord agrees to use its best efforts to obtain from any mortgagee placing a lien on the premises, a non-disturbance agreement to the effect that, provided Tenant is not in default under the lease, Tenant may remain undisturbed in possession of the premises and its leasehold interest will not be terminated by foreclosure.

18:           CONDEMNATION AND EMINENT DOMAIN:  If the land and premises leased herein, or any portion thereof, shall be taken under eminent domain or condemnation proceedings, or if suit or other action shall be instituted for the taking or condemnation thereof, then this lease, at the option of the Tenant or Landlord, shall terminate, and the term hereof shall end as of such date as the Tenant or Landlord shall fix by notice in writing; and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as the result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings other than any portion of an award attributable to Tenant’s fixtures or personal property; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. The Tenant agrees to execute and deliver any instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the said lands and premises or any portion thereof. The Tenant covenants and agrees to vacate the said premises, remove all the Tenant’s personal property therefrom and deliver up peaceable possession thereof to the Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by the Tenant to comply with any provisions in this clause shall subject the Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of the Tenant’s breach hereof.

19:           REMEDIES-UPON-TENANT’S DEFAULT:  If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof the premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by appropriate process, without being liable for prosecution therefor, or for damages, re-enter the said premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, re-let the premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Landlord may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Landlord, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

20:           TERMINATION ON DEFAULT:  Notwithstanding any of the provisions of Article 19, upon the occurrence of any’ of the contingencies set forth in the preceding clause, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in.-charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Landlord’s intention so to do. Upon the giving of such notice, this lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this lease for the expiration hereof; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by appropriate summary process, without liability for damages.

21:           REMOVAL OF TENANT’S PROPERTY:  Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon the termination of this lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant’s eviction, shall be considered as abandoned and the Landlord shall have the right, upon thirty (30) days written notice to Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

22:           REIMBURSEMENT OF LANDLORD:  If the Tenant shall fail or refuse to comply with and perform any such conditions and covenants of the within lease, the Landlord may, if the Landlord so elects, carry out and perform such conditions and covenants, at the cost and expense of the Tenant, and the said cost and expense shall be payable on demand, or at the option of the Landlord shall be added to the installment of rent due immediately thereafter but in no case later than one month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this lease contained.

23:           NON-PERFORMANCE BY LANDLORD:  This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired, or excused because of the Landlord’s inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency, or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

24:           ESTOPPEL CERTIFICATE:  At any time during the term of this Lease and upon request in writing from the Landlord, the Tenant shall, within fifteen (15) days from receipt of such notice,

execute an estoppel certificate in a form reasonably satisfactory to Landlord or mortgagee or prospective purchaser.

25:           LANDLORD’S LIABILITY:  It is understood that the liability of the Landlord under this lease or under any other agreement, instrument of document executed in connection with this lease shall be limited to the demised premises which is the subject of this lease agreement and that the officers, shareholders, trustees or partners of the Landlord shall be free of any personal liability in connection with this lease or any such agreement, instrument or document.

26:           LANDLORD/TENANT MAINTENANCE:

(a)           Tenant shall, at all times during the term of this lease and at its own cost and expense, keep and maintain in good order and condition, the demised premises and the equipment, utilities, and appurtenances therein or serving the premises and make all repairs thereto as to the utilities, extraordinary and ordinary, seen and unforeseen, howsoever the necessity or desirability for repairs may occur, reasonable precautions to prevent waste, damage, or injury.

(b)           The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs but shall keep and maintain the same in a clean condition, free from debris, trash, refuse, snow and ice.

(c)           Landlord will be responsible for-and will pay for all roof and structural repairs, unless damage to structure or roof is caused by acts of commission or omission or negligence of the Tenant, its servants, agents, contractors, servants, or employees, such as, but not limited to, work or placement of any articles or equipment on roof or to any other part of structure. “Structural” is defined as exterior walls (not including doors, windows, or loading docks), structural steel, foundation and floor slab.

27:           AIR CONDITIONING MAINTENANCE:

a)             As set forth in Article 26 of this Lease, Tenant’s agreement to maintain and repair includes all mechanical equipment such as heating and air conditioning, which are upon or are used in connection with the leased premises. Tenant agrees to maintain service contracts during the term of this lease and any extensions thereof with reputable HVAC contractors to provide regular servicing and maintenance of this equipment. When requested in writing by the Landlord, the Tenant will furnish a copy of each service contract. Landlord represents that the HVAC systems, as well as the plumbing, electrical, and mechanical systems in the demised premises, will be in good working order at the time of commencement of lease.

b)            The Tenant further agrees that it will not move roof equipment or penetrate the roof with vents, wiring, piping, etc., unless it first advises the Landlord, so that the Landlord has the opportunity to inspect and approve the work to protect the structural integrity of the roof and keep it watertight.

28:           MECHANICS AND OTHER LIENS:

Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of the Landlord, or upon any interest of Landlord in the demised premises, it being agreed that, should Tenant cause any alterations, rebuildings, replacements, changes, additions, improvements or repairs to be made to the demised premises, or cause any labor to be performed or material to be furnished therein, thereon or thereto, neither Landlord nor the demised premises shall under any circumstances be liable for the payment of any expense incurred or for the value of the work done or material furnished, but all such alterations, rebuildings, replacements, changes, additions, improvements and repairs, and labor and material, shall be made, furnished and performed at Tenant’s expense, and Tenant shall be solely and wholly responsible to contractors, laborers, and material men furnishing and performing such labor and material.

If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic’s or other lien, charge, or order for the payment of money shall be filed against the demised premises or against Landlord or any conditional bill of sale or chattel mortgage shall be filed for or affecting any equipment. or any materials used in the construction or alteration of any improvements (whether or not such lien, charge order, conditional bill of sale or chattel mortgage is valid or enforceable as such), Tenant shall, at its own cost and expense cause the same to be canceled and discharged of record or bonded within ten (10) business days after notice of filing thereof.

29:           BROKER:  Landlord and Tenant each represent that they have not contacted or dealt with any real estate broker, agent, or salesman regarding the within and each agrees to save and hold the other harmless from claims arising out of any alleged breach of the foregoing representations

30:           CONFORMATION WITH LAWS AND REGULATIONS:  The parties may pursue the relief or remedy sought in any invalid clause by conforming the said clause with the provisions of the statutes or the regulations of any governmental agency in such case made and provided, as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

31:           GOVERNMENTAL REGULATIONS/TENANT’S ENVIRONMENTAL PROVISIONS:

a)             Tenant shall, at Tenant’s sole cost and expense, without notice or demand from Landlord, comply with all the requirements of all county, municipal, state, federal and other applicable governmental authorities now in force, or which may hereafter be in force, pertaining solely to Tenant’s use of the said Demised. Premises and shall faithfully observe in the use of the Demised Premises all governmental requirements, including environmental regulations, now in force or which may hereafter be in force.

b)            Tenant shall indemnify Landlord, save harmless Landlord from all fines, suits, procedures, claims, actions and costs, including reasonable attorneys’ fees arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises caused by Tenant, its agents or employees and which spills or discharges occur during the term of this Lease or which may have occurred during the period of Tenant’s occupancy of the demised premises prior to the Commencement Date of this Lease, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by any regulatory authority. Tenant’s obligations under this Article shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Demised Premises caused by Tenant, its agents or employees and which spills or discharges occur during the Term of this Lease.

c)             Landlord shall have the right to inspect the Demised Premises and in finding any violation(s) by Tenant of said environmental statutes, acts or regulations, and if the Tenant (upon notice) does not commence to correct within 30 days, Landlord may cancel this agreement upon 30 days notice to the Tenant in writing unless sooner required by the applicable regulatory agency. This right of cancellation is in addition to such other remedies as the Landlord may have hereunder by reason of the breach by the Tenant of any of the covenants and conditions in this Lease.

d)            Any effluent generated by operation of Tenant’s business will be treated by Tenant so that contents of sewage will comply with standards set by local, state or federal environmental agencies and applicable laws and regulations. Tenant will supply Landlord with such certifications which may be required by the aforesaid agencies and will hold the Landlord harmless and will defend the landlord against any future claims or suites arising out of the conduct of Tenant’s business.

32:           VALIDITY OF LEASE:  The terms, conditions, covenants and provisions of this lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

33:           NON-WAIVER BY LANDLORD:  The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections, or remedies, but the same shall continue in full force and effect.

34:           NOTICES:  All notices required under the terms of this lease shall be given and shall be complete upon personal delivery or three days after mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

35:           TITLE AND QUIET ENJOYMENT:  The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold, and enjoy the leased premises for the term aforementioned.

36:           ENTIRE CONTRACT:  This lease contains the entire contract between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced in writing and signed by the Landlord and the Tenant.

37:           MISCELLANEOUS:  In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular member is intended to include the appropriate gender or member, as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

38:           ARBITRATION:

(a)           In such cases where this lease provides for the settlement of disputes by arbitration, the same shall be settled by arbitration in Chester County, Pennsylvania in accordance with the rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(b)           In the event that either of the parties shall have any dispute and it shall invoke this arbitration clause, no action shall be deemed effective under the terms of this lease until the determination of the arbitrators shall have been final and a judgment thereon shall. have been served upon the party against whom action shall be taken or invoked.

39:           HOLDING OVER:  In the event that Tenant shall remain in the demised premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof.

40:           SURRENDER OF PREMISES:

(a)           Tenant covenants and agrees to deliver up and surrender to the Landlord possession of the demised premises upon expiration of this lease, or its earlier termination as herein provided, broom clean and in as good condition and repair as the same shall be at the commencement of the term of this Lease, or may have been put by the Landlord during the continuance thereof, ordinary wear and tear and damage by fire or the elements excepted. Tenant shall also surrender all keys for the Demised Premises, as well as all building drawings and environmental reports of any kind relating to the Demised Premises. The foregoing shall require that Tenant cause the following (which is not an exclusive list) to be true as of the date of surrender, to the extent such condition existed at the date of occupancy:

a.                                      All interior and exterior lights are operational and burning.

b.                                      All exhaust, ceiling and overhead fans are operational.

c.                                       Warehouse floor is broom swept and clean of all trash and materials.

d.                                      Warehouse floor is cleaned of excessive oils, fluids and other foreign materials.

e.                                       All electrical, plumbing, and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

f.                                          All electrical conduit and wiring installed by Tenant specifically for Tenant’s equipment are removed to originating electrical panel if Landlord so requires.

g.                                      Overhead interior and exterior doors are operational and in good condition.

h.                                      Any bolts secured to floor are cut off flush and sealed with epoxy.

i.                                         Warehouse fencing or partitions installed by Tenant are removed if Landlord so requires.

j.                                          All furniture, trash and debris are removed.

k.                                      All pictures, posters, signage, stickers and all similar items are removed from all walls, windows, doors and other interior and exterior services of the Premises.

l.                                         Carpet areas are vacuumed.

m.                                    All uncarpeted office floors are swept, and any excess wax buildup on tile and vinyl floors is removed.

n.                                      All Tenant-installed computer cable is removed to point of origin.

o.                                      All doors, windows and miscellaneous hardware are operational.

p.                                      All heating, air conditioning and mechanical equipment is operational and in good working condition.

q.                                      Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

r.                                        There are no broken windows or other glass items.

s.                                        Bathroom, walls, floors, and fixtures are clean.

t.                                         All plumbing fixtures are intact and operational and do not leak.

u.                                      All downspouts are undamaged and operational.

v.                                       Walls (internal and external) are clean and any holes are properly and permanently patched.

w.                                    Parking lot is in good condition with no potholes or cracked/alligatored surfaces.

x.                                       Sidewalks and concrete aprons are in good condition with no broken surfaces or holes.

(b)           Within thirty (30) days of Tenant’s receipt of written request from the Landlord, the Tenant shall, at Tenant’s expense, remove all property of Tenant and repair all damage to the Demised premises caused by such removal and restore the Demised Premises. Any property not so removed shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord, as Landlord shall desire. Tenant will remove special piping, wiring and ductwork installed above hung ceilings for Tenant’s operations. Tenant’s obligation to observe or perform this covenant shall survive the expiration of the term of this Lease.

41:           TENANT’S WORK:  Within ninety (90) days of execution of this Lease, Tenant will repair broken sidewalks and curbs at the demised premises.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

LANDLORD:
G-C-T CORPORATION

By:	/s/ Robert Cronheim
Robert Cronheim, President

TENANT:
LIONVILLE LABORATORIES, INC.

By:	/s/ Carter Nulton
Carter Nulton